Exhibit 99.1
Capri Holdings Limited Announces Fourth Quarter and Full Year Fiscal 2024 Results
London — May 29, 2024 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the fourth quarter and full year fiscal 2024 ended March 30, 2024.
Fourth Quarter Fiscal 2024 Highlights
•Revenue decreased 8.4% on a reported basis and 7.9% in constant currency
•Adjusted operating margin of 6.4%
•Adjusted earnings per share of $0.42
John D. Idol, the Company’s Chairman and Chief Executive Officer said, "Overall, we were disappointed with our results as performance in the fourth quarter continued to be impacted by softening demand globally for fashion luxury goods. In our retail channel, sales trends improved sequentially in the Americas and EMEA while trends slowed in Asia. In our wholesale channel, sales remained challenged."
Mr. Idol continued, "Versace, Jimmy Choo and Michael Kors continued to resonate with consumers as evidenced by the 11.6 million new consumers added across our databases, representing 14% growth versus last year. This reflects the strong brand equity and enduring value of our three iconic houses. Looking forward, we remain focused on executing our strategic initiatives to deliver long-term sustainable growth across each of our luxury houses."
Mr. Idol concluded, “Last August Capri Holdings announced that we entered into a definitive agreement to be acquired by Tapestry. In April, the FTC filed an unprecedented lawsuit to block the proposed transaction. We strongly disagree with the FTC's decision and firmly believe in the merits of this acquisition. The market realities, which the government’s challenge ignores, overwhelmingly demonstrate that this transaction will not limit, reduce, or constrain competition. Tapestry and Capri operate in the fiercely competitive and highly fragmented global fashion luxury industry. Consumers have hundreds of handbag choices at every price point across all channels, and barriers to entry are low. As we previously stated, Capri intends to vigorously defend this case in court alongside Tapestry and we look forward to the successful completion of the pending acquisition. This combination will deliver value to our shareholders as well as provide new opportunities for our dedicated employees around the world as Capri Holdings becomes part of a larger and more diversified company. By joining with Tapestry, our brands will have greater resources and capabilities to accelerate the expansion of their global reach while preserving their unique DNA.”
Fourth Quarter Fiscal 2024 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings Fourth Quarter Fiscal 2024 Results
•Total revenue of $1.223 billion decreased 8.4% compared to last year. On a constant currency basis, total revenue decreased 7.9%. Total company retail sales declined in the mid-single-digits with trends being impacted by softening demand globally for fashion luxury goods. In wholesale, revenue decreased in the high-teens driven by softer demand in the Americas and EMEA.
•Gross profit was $767 million and gross margin was 62.7%, compared to $867 million and 64.9% in the prior year. Adjusted gross profit was $767 million and adjusted gross margin was 62.7%, compared to $863 million and 64.6% in the prior year. Gross profit margin decreased relative to prior year primarily driven by lower full price sell-throughs.
•Loss from operations was $543 million and operating margin was (44.4)% compared to loss from operations of $40 million and operating margin of (3.0)% in the prior year primarily due to non-cash impairments. Adjusted income from operations was $78 million and operating margin was 6.4%, compared to $121 million and 9.1% in the prior year. The decline in adjusted operating margin primarily reflects lower gross margin and expense deleverage on lower revenue.
•Net loss was $472 million, or $(4.03) per diluted share, compared to net loss of $34 million, or $(0.28) per diluted share, in the prior year, impacted by non-cash impairments. Adjusted net income was $50 million, or $0.42 per diluted share, compared to $121 million, or $0.97 per diluted share, in the prior year.
•Net inventory at March 30, 2024 was $862 million, an 18.4% decrease compared to the prior year.
•Cash flow from operating activities for the fourth quarter was an inflow of $44 million, while free cash flow was an outflow of $6 million. This result was well below our expectations reflecting lower operating results, higher working capital usage and higher cash taxes.

•For the full year cash flow from operating activities was an inflow of $309 million, while free cash flow was an inflow of $120 million. This includes approximately $130 million of spending on transformation initiatives that are largely complete. It also includes the negative impact of over $200 million related to accounts payable, accrued expenses and prepaid expenses as well as higher cash taxes paid.
•Capri Holdings anticipates free cash flow to normalize in Fiscal 2025.
•Cash and cash equivalents totaled $199 million, and total borrowings outstanding were $1.723 billion, resulting in net debt of $1.524 billion.

Versace Fourth Quarter Fiscal 2024 Results
•Versace revenue of $264 million decreased 3.6% on a reported basis and 2.9% on a constant currency basis driven primarily by softening demand globally for fashion luxury goods. Retail sales increased mid-single-digits while wholesale revenue decreased double-digits. Revenue in the Americas declined 1%, while revenue in EMEA decreased 11% and revenue in Asia increased 6%. Versace’s global database increased by 1.9 million new consumers, representing 30% growth over the last year.
•Versace operating income was $1 million and operating margin was 0.4% compared to an operating income of $14 million and operating margin of 5.1% in the prior year. The decline in operating margin rate was primarily due to lower full price sell-throughs and expense deleverage on lower revenue.
Jimmy Choo Fourth Quarter Fiscal 2024 Results
•Jimmy Choo revenue of $137 million decreased 9.3% on both a reported and constant currency basis driven primarily by softening demand globally for fashion luxury goods. Retail sales decreased low-single-digits while wholesale revenue decreased double-digits. Revenue in the Americas declined 9%, while revenue in EMEA decreased 6% and revenue in Asia declined 14%. Jimmy Choo’s global database increased by 0.7 million new consumers, representing 12% growth over the last year.
•Jimmy Choo operating loss was $8 million and operating margin was (5.8)%, compared to an operating loss of $7 million and operating margin of (4.6)% in the prior year. The decline in operating margin rate was primarily due to lower full price sell-throughs and expense deleverage on lower revenue.
Michael Kors Fourth Quarter Fiscal 2024 Results
•Michael Kors revenue of $822 million decreased 9.7% on a reported basis and 9.2% on a constant currency basis. The decline versus prior year was primarily attributable to softening demand globally for fashion luxury goods. Retail sales declined in the high-single-digits while wholesale revenue decreased double-digits. Revenue in the Americas declined 9%, while revenue in EMEA decreased 7% and revenue in Asia declined 16%. Michael Kors’ global database increased by 9.0 million new consumers, representing 13% growth over the last year.
•Michael Kors operating income was $116 million and operating margin was 14.1%, compared to operating income of $147 million and operating margin of 16.2% in the prior year. The decline in operating margin rate was primarily related to lower full price sell-throughs and expense deleverage on lower revenue.

Outlook
As previously stated, given the pending merger transaction of Capri Holdings Limited by Tapestry, Inc., the Company does not intend to provide financial guidance.

Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with restructuring and other charges, ERP implementation costs, COVID-19 related expenses, war in Ukraine related costs, Capri transformation costs, costs related to the pending merger transaction with a wholly-owned subsidiary of Tapestry, Inc. (the "Merger") and long-lived asset impairments. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements, including regarding the pending Merger. These risks, uncertainties and other factors include but are not limited to, our ability to respond to changing fashion, consumer traffic and retail trends; fluctuations in demand for our products; high consumer debt levels, recession and inflationary pressures; loss of market share and increased competition; reductions in our wholesale channel; the impact of the COVID-19 pandemic, or other unforeseen epidemics, pandemics, disasters or catastrophes; levels of cash flow and future availability of credit; Capri's ability to successfully execute its growth strategies; departure of key employees or failure to attract and retain highly qualified personnel; risks associated with operating in international markets and global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy or data security breaches; extreme weather conditions and natural disasters; general economic, political, business or market conditions; acts of war and other geopolitical conflicts; the outcome of the U.S. Federal Trade Commission's lawsuit attempting to block the pending Merger, the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the pending Merger; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the pending Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the pending Merger; the risk that any announcements relating to the pending Merger could have adverse effects on the market price of Capri's ordinary shares; the risk of any unexpected costs or expenses resulting from the pending Merger; the risk of any litigation relating to the pending Merger; the risk that the pending Merger could have an adverse effect on the ability of Capri to retain and maintain relationships with customers, suppliers and other business partners and retain and hire key personnel and on its operating results and business generally, as well as those risks that are outlined in Capri’s disclosure filings and materials, which you can find on http://www.capriholdings.com, such as its Form 10-K, Form 10-Q and Form 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Years Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Total revenue	$1,223	$1,335	$5,170	$5,619
Cost of goods sold	456	468	1,831	1,895
Gross profit	767	867	3,339	3,724
Total operating expenses	1,310	907	3,580	3,045
(Loss) income from operations	(543)	(40)	(241)	679
Other income, net	(1)	(1)	(1)	(3)
Interest (income) expense, net	(6)	11	6	24
Foreign currency loss	21	20	37	10
(Loss) income before (benefit) provision for income taxes	(557)	(70)	(283)	648
(Benefit) provision for income taxes	(85)	(37)	(54)	29
Net (loss) income	(472)	(33)	(229)	619
Less: Net income attributable to noncontrolling interests	—	1	—	3
Net (loss) income attributable to Capri	$(472)	$(34)	$(229)	$616
Weighted average ordinary shares outstanding:
Basic	117,156,327	123,327,209	117,014,420	132,532,009
Diluted	117,156,327	123,327,209	117,014,420	134,002,480
Net income (loss) per ordinary share:
Basic	$(4.03)	$(0.28)	$(1.96)	$4.65
Diluted	$(4.03)	$(0.28)	$(1.96)	$4.60

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 30, 2024	April 1, 2023
Assets
Current assets
Cash and cash equivalents	$199	$249
Receivables, net	332	369
Inventories, net	862	1,057
Prepaid expenses and other current assets	215	195
Total current assets	1,608	1,870
Property and equipment, net	579	552
Operating lease right-of-use assets	1,438	1,330
Intangible assets, net	1,394	1,728
Goodwill	1,106	1,293
Deferred tax assets	352	296
Other assets	212	226
Total assets	$6,689	$7,295
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$352	$475
Accrued payroll and payroll related expenses	107	154
Accrued income taxes	64	73
Short-term operating lease liabilities	400	429
Short-term debt	462	5
Accrued expenses and other current liabilities	310	314
Total current liabilities	1,695	1,450
Long-term operating lease liabilities	1,452	1,348
Deferred tax liabilities	362	508
Long-term debt	1,261	1,822
Other long-term liabilities	319	318
Total liabilities	5,089	5,446
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 226,271,074 shares issued and 116,629,634 outstanding at March 30, 2024; 224,166,250 shares issued and 117,347,045 outstanding at April 1, 2023	—	—
Treasury shares, at cost (109,641,440 shares at March 30, 2024 and 106,819,205 shares at April 1, 2023)	(5,458)	(5,351)
Additional paid-in capital	1,417	1,344
Accumulated other comprehensive income	161	147
Retained earnings	5,479	5,708
Total shareholders’ equity of Capri	1,599	1,848
Noncontrolling interest	1	1
Total shareholders’ equity	1,600	1,849
Total liabilities and shareholders’ equity	$6,689	$7,295

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Fiscal Years Ended
		March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Revenue by Segment and Region:
Versace	The Americas	$87	$88	$338	$408
	EMEA	105	118	444	468
	Asia	72	68	248	230
Versace Revenue		264	274	1,030	1,106

Jimmy Choo	The Americas	41	45	176	196
	EMEA	58	62	266	255
	Asia	38	44	176	182
Jimmy Choo Revenue		137	151	618	633

Michael Kors	The Americas	519	571	2,298	2,616
	EMEA	189	203	791	819
	Asia	114	136	433	445
Michael Kors Revenue		822	910	3,522	3,880

Total Revenue		$1,223	$1,335	$5,170	$5,619

(Loss) Income from Operations:
Versace		$1	$14	$25	$152
Jimmy Choo		(8)	(7)	3	38
Michael Kors		116	147	634	868
Total segment income from operations		109	154	662	1,058
Less: Corporate expenses		(65)	(62)	(275)	(233)
Restructuring and other charges		(30)	(5)	(33)	(16)
Impairment of long-lived assets		(549)	(130)	(575)	(142)
Merger related costs		(8)	—	(20)	—
Impact of war in Ukraine		—	—	—	3
COVID-19 related charges		—	3	—	9
Total (Loss) Income from Operations		$(543)	$(40)	$(241)	$679

Operating Margin:
Versace		0.4%	5.1%	2.4%	13.7%
Jimmy Choo		(5.8)%	(4.6)%	0.5%	6.0%
Michael Kors		14.1%	16.2%	18.0%	22.4%
Capri		(44.4)%	(3.0)%	(4.7)%	12.1%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	March 30, 2024	April 1, 2023
Versace	236	223
Jimmy Choo	234	237
Michael Kors	769	812
Total number of retail stores	1,239	1,272

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	March 30, 2024	April 1, 2023	As Reported	Constant Currency
Total revenue:
Versace	$264	$274	(3.6)%	(2.9)%
Jimmy Choo	137	151	(9.3)%	(9.3)%
Michael Kors	822	910	(9.7)%	(9.2)%
Total revenue	$1,223	$1,335	(8.4)%	(7.9)%

	Fiscal Years Ended		% Change
	March 30, 2024	April 1, 2023	As Reported	Constant Currency
Total revenue:
Versace	$1,030	$1,106	(6.9)%	(7.9)%
Jimmy Choo	618	633	(2.4)%	(3.0)%
Michael Kors	3,522	3,880	(9.2)%	(9.5)%
Total revenue	$5,170	$5,619	(8.0)%	(8.4)%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended March 30, 2024
	As Reported	Impairment of Assets(1)	Restructuring and Other Charges (2)	ERP Implementation (3)	Capri Transformation(4)	Merger Costs	As Adjusted
Gross profit	$767	$—	$—	$—	$—	$—	$767

Operating expenses	$1,310	$(549)	$(30)	$(5)	$(29)	$(8)	$689

Total (loss) income from operations	$(543)	$549	$30	$5	$29	$8	$78

Foreign currency loss	$21	$—	$—	$—	$—	$—	$21

(Loss) income before (benefit) provision for income taxes	$(557)	$549	$30	$5	$29	$8	$64
(Benefit) provision for income taxes	$(85)	$86	$7	$1	$4	$1	$14
Net (loss) income attributable to Capri	$(472)	$463	$23	$4	$25	$7	$50
Weighted average diluted ordinary shares outstanding	117,156,327						118,221,490
Diluted net (loss) income per ordinary share - Capri	$(4.03)	$3.93	$0.20	$0.04	$0.22	$0.06	$0.42
______________________
(1)Asset impairment charges primarily relate to the impairment of the Jimmy Choo Retail and Wholesale reporting units goodwill and Versace and Jimmy Choo brand intangible assets, as well as the impairment of certain operating lease right-of-use assets.
(2)Amounts impacting operating expenses primarily relate to Global Optimization Plan costs, equity awards associated with the acquisition of Gianni Versace S.r.l and severance expenses incurred during the fourth quarter.
(3)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(4)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. During Fiscal 2024, the remaining transformation projects were paused due to the pending Merger and we will reassess this program, along with related timing, in Fiscal 2025.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended March 30, 2024
	As Reported	Impairment of Assets(1)	Restructuring and Other Charges (2)	ERP Implementation (3)	Capri Transformation(4)	Merger Costs	As Adjusted
Gross profit	$3,339	$—	$—	$—	$—	$—	$3,339

Operating expenses	$3,580	$(575)	$(33)	$(18)	$(113)	$(20)	$2,821

Total (loss) income from operations	$(241)	$575	$33	$18	$113	$20	$518

Foreign currency loss	$37	$—	$(17)	$—	$—	$—	$20

(Loss) income before (benefit) provision for income taxes	$(283)	$575	$50	$18	$113	$20	$493
(Benefit) provision for income taxes	$(54)	$92	$11	$4	$23	$4	$80
Net (loss) income attributable to Capri	$(229)	$483	$39	$14	$90	$16	$413
Weighted average diluted ordinary shares outstanding	117,014,420						118,057,806
Diluted net (loss) income per ordinary share - Capri	$(1.96)	$4.10	$0.33	$0.12	$0.77	$0.14	$3.50
______________________
(1)Asset impairment charges primarily relate to the impairment of the Jimmy Choo Retail and Wholesale reporting units goodwill and Versace and Jimmy Choo brand intangible assets, as well as the impairment of certain operating lease right-of-use assets.
(2)Amounts impacting operating expenses primarily relate to Global Optimization Plan costs, equity awards associated with the acquisition of Gianni Versace S.r.l and severance expense.
(3)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(4)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. During Fiscal 2024, the remaining transformation projects were paused due to the pending Merger and we will reassess this program, along with related timing, in Fiscal 2025.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended April 1, 2023
	As Reported	Impairment of Assets	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation(2)	Capri Transformation(3)	War in Ukraine	As Adjusted
Gross profit	$867	$—	$—	$(3)	$—	$—	$(1)	$863

Operating expenses	$907	$(130)	$(5)	$—	$(5)	$(24)	$(1)	$742

Total (loss) income from operations	$(40)	$130	$5	$(3)	$5	$24	$—	$121

Foreign currency loss (gain)	$20	$—	$(14)	$—	$—	$—	$—	$6

(Loss) income before provision for income taxes	$(70)	$130	$19	$(3)	$5	$24	$—	$105
(Benefit) for income taxes	$(37)	$12	$5	$(1)	$1	$3	$—	$(17)
Net (loss) income attributable to Capri	$(34)	$118	$14	$(2)	$4	$21	$—	$121
Weighted average diluted ordinary shares outstanding	123,327,209							124,859,442
Diluted net (loss) income per ordinary share - Capri	$(0.28)	$0.95	$0.11	$(0.02)	$0.04	$0.17	$—	$0.97
______________________
(1)Amounts impacting operating expenses primarily includes charges recorded in connection with the acquisition of Gianni Versace S.r.l. The foreign currency exchange loss represents a charge recognized in conjunction with restructuring activities to rationalize certain legal entities within our structure.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended April 1, 2023
	As Reported	Impairment of Assets	Restructuring and Other Charges(1)	COVID-19 Related Charges	ERP Implementation(2)	Capri Transformation(3)	War in Ukraine	As Adjusted
Gross profit	$3,724	$—	$—	$(9)	$—	$—	$(1)	$3,714

Operating expenses	$3,045	$(142)	$(16)	$—	$(25)	$(58)	$2	$2,806

Total income from operations	$679	$142	$16	$(9)	$25	$58	$(3)	$908

Foreign currency loss (gain)	$10	$—	$(14)	$—	$—	$—	$—	$(4)

Income before provision for income taxes	$648	$142	$30	$(9)	$25	$58	$(3)	$891
Provision for income taxes	$29	$14	$8	$(2)	$6	$13	$(1)	$67
Net income attributable to Capri	$616	$128	$22	$(7)	$19	$45	$(2)	$821
Diluted net income per ordinary share - Capri	$4.60	$0.96	$0.16	$(0.05)	$0.13	$0.34	$(0.01)	$6.13
______________________
(1)Amounts impacting operating expenses primarily includes charges recorded in connection with the acquisition of Gianni Versace S.r.l. The foreign currency exchange loss represents a charge recognized in conjunction with restructuring activities to rationalize certain legal entities within our structure.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.